PRICING SUPPLEMENT NO. 2                                         Rule 424(b)(3)
DATED: September 2, 1998                                     File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)

                                $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes        Book Entry Notes
$25,000,000                      [x]                        [x]

Original Issue Date:             Fixed Rate Notes           Certificated Notes
September 4, 1998                [_]                        [_]


Maturity Date:                   CUSIP#: 073928 EX 7
September 3, 1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)
-------------            --------                -------              --------

N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                 Minimum Interest Rate: N/A

[_]     Federal Funds Rate                    Interest Reset Date(s): *

[_]     Treasury Rate                         Interest Reset Period: Monthly

[_]     LIBOR Reuters                         Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                            Interest Payment Period: Monthly

[_]     CMT Rate


Initial Interest Rate: 5.59500%


 Index Maturity:  One Month

 Spread (plus or minus): -0.03%
------------------------




NYFS04...:\25\22625\0122\2041\SUP9028L.060

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*     The 3rd of each month.

**    The 3rd of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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